EXHIBIT 99.1

21st Century Holding Company Reports Third Quarter 2009 Financial Results

LAUDERDALE LAKES, Fla., Nov. 5, 2009 (GLOBE NEWSWIRE) -- 21st Century Holding Company (Nasdaq:TCHC), today reported results for the quarter ended September 30, 2009 (see tables).

For the three months ended September 30, 2009, the Company reported a net loss of $3.99 million or $0.50 per share on 8.0 million average undiluted shares outstanding, as compared to a net loss of $1.5 million, or $0.19 per share on 8.0 million average undiluted shares outstanding in the same three month period last year. On a diluted share basis, the Company reported a net loss of $0.50 per share, based on 8.0 million average diluted shares outstanding for the same three month period, as compared to a net loss of $0.19 per share, based on 8.0 million average diluted shares outstanding for the three months ended September 30, 2008. Performance this quarter was affected by increased reinsurance costs, less earned premium from mitigation credits and lower total revenues as a result of the company's decision not to write new homeowners insurance policies during wind season.

For the nine months ended September 30, 2009, the Company reported a net loss of $2.9 million or $0.36 per share on 8.0 million undiluted shares versus net income of $295,419, or $0.04 per share on 7.9 million undiluted shares in the same nine month period last year. On a diluted share basis, the Company reported a net loss of $0.36 per share, based on 8.0 million average diluted shares outstanding for the same nine month period, as compared to net income of $0.04 per share, based on 7.9 million average diluted shares outstanding for the nine months ended September 30, 2008.

Net premiums earned decreased $6.7 million or 41.5% to $9.5 million for the three months ended September 30, 2009, as compared to $16.2 million for the same three-month period last year. Net premiums earned decreased $12.6 million or 25.1% to $37.7 million for the nine months ended September 30, 2009, as compared to $50.3 million for the same nine month period last year. Gross premiums written decreased $3.0 million, or 18.5%, to $12.9 million for the three months ended September 30, 2009, compared with $15.9 million for the three months ended September 30, 2008, as a result of a business decision made by the company not to increase its wind exposure during hurricane season. Gross premiums written increased $4.2 million, or 6.0%, to $74.9 million for the nine months ended September 30, 2009, compared with $70.7 million for the nine months ended September 30, 2008.

Total revenues decreased $3.1 million or 19.3% to $12.9 million for the three months ended September 30, 2009, as compared to $16.0 million for the same three-month period last year. Total revenues decreased $5.8 million or 11.3% to $45.6 million for the nine months ended September 30, 2009, as compared to $51.4 million for the same nine month period last year.

Mr. Michael H. Braun, the Company's Chief Executive Officer, said, "Although we reported improved gross written premium so far this year, we continue to face difficult economic conditions that affected our earnings this quarter and will continue to do so in the 4th quarter. Performance this quarter was affected by our increased reinsurance costs, reduced earned premium due to mitigation credits and lower total revenues as a result of the Company's decision to severely restrict new property business until its recent approval for a nineteen percent (19%) statewide rate increase and the passing of the peak wind season.

"Looking ahead, we expect significant improvement in operating margins as a result of our recent rate approval, our return to writing property insurance and upon the assumption of policies from Citizens Property Insurance Corporation, in which the Company received approval from the Florida Office of Insurance Regulation to assume up to 45,000 additional policies.

"We are taking steps to improve revenue growth and profitability in 2010. From a business standpoint, we continue to diversify our business model both geographically and in the additional business lines we are writing. Additionally, we have seen improvements in our investment portfolio, managed by a team of professional independent advisers and asset managers.

"Generating an attractive return for our shareholders is a top priority. Our board recently announced a stock repurchase plan of up to $4 million which will provide increased value to our shareholders. We believe that we are on the right track, even against difficult economic conditions, and that our strategic growth plan will enable 21st Century shareholders to realize the inherent value of the company."

The Company will hold an investor conference call at 4:30 PM (ET) today, November 5, 2009. The Company's CEO and its CFO, Peter J. Prygelski, III, will discuss the financial results and review the outlook for the Company. Messrs. Braun and Prygelski invite interested parties to participate in the conference call. A live webcast of the call will be available online at http://www.21stcenturyholding.com (in the Conference Calls section). Listeners interested in participating in the Q&A session can access the conference call by dialing toll free 866-243-8959. Please call at least five minutes in advance to ensure that you are connected prior to the presentation. A webcast replay of the conference call will be available shortly after the live webcast is completed and may be accessed via the Company's website.

About the Company

The Company, through its subsidiaries, underwrites commercial general liability insurance, homeowners' property and casualty insurance, flood insurance, personal automobile insurance and commercial automobile insurance in the state of Florida. The Company underwrites general liability coverage as an admitted carrier in the states of Alabama, Louisiana and Texas for more than 300 classes of business, including special events. The Company is approved to operate as a surplus lines/non-admitted carrier in the states of Arkansas, California, Georgia, Kentucky, Maryland, Missouri, Nevada, Oklahoma, South Carolina, Tennessee, and Virginia and offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers' lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, the success of the Company's new growth and marketing initiatives and introduction of its new product lines, inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new regulations adopted in Florida which affect the property and casualty insurance market; the costs of reinsurance and the collectability or reinsurance, assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us or which is commenced against the Company after the date hereof, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for loss and loss adjustment expense; insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by us in our filings with the SEC, including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

                     21st CENTURY HOLDING COMPANY
                 Consolidated Statements of Operations
                              (Unaudited)

                   Three Months Ended           Nine Months Ended
                      September 30,                September 30,
 Revenue:          2009           2008         2009           2008
                   ----           ----         ----           ----
   Gross
    premiums
    written    $ 12,917,350  $ 15,850,565  $ 74,949,371  $ 70,694,874
   Gross
    premiums
    ceded       (36,804,145)  (25,698,536)  (56,720,381)  (33,931,350)
               ------------- ------------- ------------- -------------

     Net
      premiums
      written   (23,886,795)   (9,847,971)   18,228,990    36,763,524
               ------------- ------------- ------------- -------------

   Increase in
    prepaid
    reinsurance
    premiums     22,299,561    15,351,293    24,535,224     1,831,129
   Decrease
    (Increase)
    in unearned
    premiums     11,098,165    10,746,004    (5,083,764)   11,719,249
               ------------- ------------- ------------- -------------
     Net change
      in
      prepaid
      reinsu-
      rance
      premiums
      and
      unearned
      premiums   33,397,726    26,097,297     19,451,460   13,550,378
               ------------- ------------- ------------- -------------

     Net
      premiums
      earned      9,510,931    16,249,326    37,680,450    50,313,902
   Commission
    income          117,268       270,785       738,180     1,353,194
   Finance
    revenue          61,892        91,200       235,901       268,467
   Managing
    general
    agent fees      307,715       346,349     1,216,479     1,375,772
   Net
    investment
    income          804,829     1,541,444     2,033,627     5,316,878
   Net realized
    investment
    gains
    (losses)      1,550,361   (2,995,351)     1,082,339    (9,308,640)
   Regulatory
    assessments
    recovered       293,627       384,260     2,029,410     1,618,595
   Other income     232,213        78,329       614,042       497,221
               ------------- ------------- ------------- -------------

     Total
      revenue    12,878,836    15,966,342    45,630,428    51,435,389
               ------------- ------------- ------------- -------------

 Expenses:
   Loss and
    loss
    adjustment
    expenses     11,119,210     9,887,634    28,965,985    30,255,333
   Operating
    and under-
    writing
    expenses      2,379,303     1,670,776     6,603,617     4,699,386
   Salaries and
    wages         1,960,634     2,086,295     5,766,374     5,607,764
   Policy
    acquisition
    costs, net
    of amorti-
    zation        3,817,344     4,170,497     9,476,660    11,793,812
               ------------- ------------- ------------- -------------

     Total
      expenses   19,276,491    17,815,202    50,812,636    52,356,295
               ------------- ------------- ------------- -------------

 (Loss) income
  before
  provision for
  income tax
  (benefit)
  expense        (6,397,655)   (1,848,860)   (5,182,208)     (920,906)
 Provision for
  income tax
  (benefit)
  expense        (2,404,008)     (335,721)   (2,276,035)   (1,216,325)
               ------------- ------------- ------------- -------------
     Net
      (loss)
      income   $ (3,993,647) $ (1,513,139) $ (2,906,173) $    295,419
               ============= ============= ============= =============
 Basic net
  (loss) income
  per share    $      (0.50) $      (0.19) $      (0.36) $       0.04
               ============= ============= ============= =============
 Fully diluted
  net (loss)
  income per
  share        $      (0.50) $      (0.19) $      (0.36) $       0.04
               ============= ============= ============= =============

 Weighted
  average
  number of
  common shares
  outstanding     8,013,894     8,013.894     8,013,894     7,967,087
               ============= ============= ============= =============

 Weighted
  average
  number of
  common shares
  outstanding
  (assuming
  dilution)       8,013,894     8,013,894     8,013,894     7,978,178
               ============= ============= ============= =============

 Dividends paid
  per share    $       0.06  $       0.18  $       0.30  $       0.54
               ============= ============= ============= =============

                      21st CENTURY HOLDING COMPANY
                          Other Selected Data
                              (Unaudited)

 Balance Sheet
 -------------
                                                  Period Ending
                                            09/30/09        12/31/08
                                            --------        --------
 Total Cash & Investments                 $153,699,148   $150,642,267
 Total Assets                             $204,102,619   $197,101,997
 Unpaid Loss and Loss Adjustment Expense   $66,285,411    $64,775,241
 Total Liabilities                        $128,988,298   $120,871,081
 Total Shareholders' Equity                $75,114,321    $76,230,916
 Common Stock Outstanding                    8,013,894      8,013,894
 Book Value Per Share                            $9.37          $9.51

 Premium Breakout
 ----------------
                            3 Months Ending         9 Months Ending
 Line of Business         09/30/09    09/30/08   09/30/09    09/30/08
 ----------------         --------    --------   --------    --------
                         (Dollars in thousands) (Dollars in thousands)
 Homeowners'               $7,815      $8,400    $59,503     $48,320
 Commercial General
  Liability                 4,072       4,795     12,490      19,385
 Federal Flood                983       2,615      2,737       2,615
 Automobile                    47          41        219         375
                               --          --        ---         ---

 Gross Written Premiums   $12,917     $15,851    $74,949     $70,695
                          =======     =======    =======     =======

 Commercial General Liability
  Written Premium by State
  ------------------------
                            3 Months Ending         9 Months Ending
 State                    09/30/09    09/30/08   09/30/09    09/30/08
 -----                    --------    --------   --------    --------
                         (Dollars in thousands) (Dollars in thousands)
 Alabama                      $11         $27        $58         $98
 Arkansas                       1          --          4          12
 California                    --          51         51         251
 Florida                    3,584       3,497     10,041      12,891
 Georgia                       76         141        230         471
 Kentucky                      --          --          1           1
 Louisiana                    199         986      1,426       3,501
 Maryland                      --           2         --           2
 South Carolina                --           7          2          66
 Texas                        201          84        676       2,084
 Virginia                      --          --          1           8
                               --          --         --          --

 Gross Written Premiums    $4,072      $4,795    $12,490     $19,385
                           ======      ======    =======     =======

 Loss Ratios
 -----------

The loss ratio is calculated as losses and loss adjustment expense divided by net premiums earned for each line of business in the given measured period.

                             3 Months Ending        9 Months Ending
 Line of Business         09/30/09    09/30/08   09/30/09    09/30/08
 ----------------         --------    --------   --------    --------
 Homeowners'                156.4%       65.1%      84.0%       58.3%
 Commercial General
  Liability                  80.8%       51.2%      68.5%       64.2%
 Automobile                 -68.8%      210.9%      -7.3%       16.0%
 All Lines                  118.7%       60.9%      77.2%       60.1%

CONTACT:  21st Century Holding Company
          Peter J. Prygelski, CFO
          (954) 308-1252
          (954) 581-9993